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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Continental Homes Holding Corp. for the registration of $35,000,000 of 12% of Senior Notes and to the incorporation by reference therein of our report dated August 11, 1993, with respect to the consolidated financial statements of Milburn Investments, Inc. and subsidiaries included in Continental Homes Holding Corp. Report on Form 8-K/A-1, amending Form 8-K dated July 29, 1993, filed with the Securities and Exchange Commission.

Austin, Texas                             Ernst & Young
February 28, 1994